Exhibit 99.2

WIRELESS AGE COMMUNICATIONS, INC.
13980 Jane Street
King City, Ontario, L7B 1A3 Canada
Facsimile: (905) 833-6942

SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

This agreement (the \"Subscription Agreement\"), by and between WIRELESS AGE COMMUNICATIONS, INC., a Nevada corporation (the "Company") and the purchaser signatory hereto (referred to herein as \"you\" and the "Subscriber"), who is subscribing hereby for the common stock, par value $0.001 per share of the Company, at such price and in such amount as calculated and described on the signature page hereto (each, a \"Share\" and collectively, the "Shares"), in connection with a private placement offering made solely to accredited investors (the "Private Placement Offering") as a non-public offering made in accordance with the provisions of Section 4(2) of the Securities Act of 1933, as amended (the \"1933 Act\").

In consideration of the Company's agreement to accept the undersigned Subscriber as a purchaser of the Shares, the Subscriber agrees to the terms and conditions set forth herein:
1. Subscription; Tender of Consideration. The Subscriber hereby irrevocably subscribes for and irrevocably offers to purchase the principal amount of Shares set forth on the signature page hereto, on the terms and conditions described herein. In consideration for such subscription, the Subscriber hereby irrevocably tenders to the Company this Subscription Agreement and undertakes to promptly deliver to the Company the Consideration, as such term is defined on the signature page below, to the address specified on Annex A attached hereto.

2. Acceptance of Subscription; Return of Consideration. The Company shall have the right, exercisable in its sole and absolute discretion, to accept or reject this subscription within thirty days of the date of tender. If the subscription is accepted, the Company will return an executed counterpart of this Subscription Agreement to you. If the subscription is not accepted, the Consideration will be returned to you. Following tender, no interest will be earned by you on any Consideration. Upon acceptance by the Company, you agree to any and all further actions reasonably necessary and reasonably requested by the Company, which shall be determined at the sole discretion of the Company, in order to fully vest in the name of the Company all right, title and interest to the Consideration.
3. Closing. The closing with respect to each sale of Shares to each Subscriber under the Private Placement Offering shall be deemed to occur as of the date upon which (a) this Agreement shall have been executed by both the Subscriber and the Company; (b) the Escrow Agreement shall have been executed and delivered by each of the Subscriber, the Company and the Company's agent as set forth on Annex A; and (b) the Consideration for payment of the Shares hereby subscribed shall have been received into the custody of the agent set forth on Annex A attached hereto (each such event, a "Closing"). In the event that the Company does not accept the Subscription, for any reason at the sole discretion of the Company, all Consideration of the Subscriber in the possession of the Company shall be promptly returned to the Subscriber without further obligation and this Subscription Agreement shall have no further force or effect. The Company shall as soon as reasonably practicable following the Closing deliver to the Subscriber one or more originally executed Share Certificates in the principal amount of the subscription hereunder.
4. Representations and Warranties of Subscriber. The Subscriber hereby represents and warrants to the Company all of the following:
(a) THE SUBSCRIBER IS AN ACCREDITED INVESTOR AS SUCH TERM IS DEFINED UNDER REGULATION D OF THE 1933 ACT, WHICH DEFINITION IS ATTACHED HERETO AS EXHIBIT A;
(b) THE SUBSCRIBER ACKNOWLEDGES THAT INVESTMENT IN THE SECURITIES OF THE COMPANY OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A VERY HIGH DEGREE OF RISK AND SHOULD NOT BE MADE UNLESS THE INVESTOR IS PREPARED TO, AND CAN AFFORD TO, LOSE THE ENTIRE INVESTMENT;
(c) THE SUBSCRIBER (I) HAS SUFFICIENT KNOWLEDGE, SOPHISTICATION AND EXPERIENCE IN BUSINESS AND FINANCE TO CAPABLY EVALUATE INFORMATION CONCERNING AN INVESTMENT IN THE COMPANY, (II) HAS HAD AN OPPORTUNITY TO REVIEW THE COMPANY'S PUBLICLY FILED REPORTS, AND TO ASK DETAILED QUESTIONS AND RECEIVE SATISFACTORY ANSWERS FROM REPRESENTATIVES OF THE COMPANY, (III) HAS HAD ADEQUATE OPPORTUNITY TO REQUEST AND REVIEW ANY AND ALL DOCUMENTS AND OTHER INFORMATION RELEVANT TO SUBSCRIBER'S CONSIDERATION OF INVESTMENT IN THE SECURITIES OFFERED HEREBY, (IV) HAS OTHERWISE OBTAINED SUFFICIENT INFORMATION FROM THE COMPANY TO EVALUATE THE MERITS AND RISKS OF AN INVESTMENT IN THE COMPANY; (V) HAS INDEPENDENTLY CONSIDERED AND DISCUSSED SUCH PROSPECTIVE INVESTMENT WITH THE SUBSCRIBER'S BUSINESS, LEGAL, TAX AND FINANCIAL ADVISERS AS TO THE SUITABILITY OF SUCH INVESTMENT WITH RESPECT TO THE SUBSCRIBER'S PARTICULAR FINANCIAL SITUATION, AND
(VI) ON THE BASIS OF THE FOREGOING, THE SUBSCRIBER HAS DETERMINED THAT INVESTMENT IN THE SECURITIES OFFERED HEREBY IS A SUITABLE INVESTMENT;
(d) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR UNDER ANY STATE SECURITIES ACT AND THIS SECURITIES OFFERING IS MADE IN RELIANCE ON ONE OR MORE EXEMPTIONS FOR PRIVATE OFFERINGS UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE SUBSCRIBER FURTHER ACKNOWLEDGES THAT HE OR SHE IS PURCHASING AN INTEREST IN THE COMPANY ONLY IN RELIANCE UPON SUCH INFORMATION AS HAS BEEN OBTAINED FROM THE COMPANY'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") AND IN WRITING FROM THE COMPANY.
(e) NO REPRESENTATIONS OR ASSURANCES OF THE OUTCOME, PROFITABILITY OR OTHERWISE, OF ANY INVESTMENT IN THE COMPANY HAVE BEEN MADE TO SUBSCRIBER; NEITHER THE COMMISSION NOR ANY OTHER FEDERAL OR STATE AGENCY HAS PASSED ON THE MERITS OF AN INVESTMENT IN THE COMPANY, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE;
(f) Unless and until the Shares are registered, there are substantial restrictions on the transferability of the Shares; the Subscriber must bear the economic risk of an investment in the Shares, in each case for an indefinite period; the Shares have not been registered under the 1933 Act or under the securities laws of any states and, therefore, cannot be sold, transferred, assigned, hypothecated, pledged, or otherwise disposed of unless they are registered under the 1933 Act and under the applicable securities laws of such states, or an exemption from such registration is available, and Subscriber further understands he or she has no right to require that the Shares be registered by the Company under the 1933 Act or any state laws except as expressly set forth herein in Paragraph 9 below;
(g) The Shares for which the Subscriber hereby subscribes are being acquired solely for his or her own account (or a fiduciary account if he or she is a fiduciary to an accredited investor, or for the joint account of Subscriber and his or her spouse) and for investment only; the Shares are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof and the Subscriber has no plans to enter into any contract, undertaking, agreement or arrangement for any such purpose;
(h) The Shares will bear a restrictive legend prohibiting transfers thereof except in compliance with the 1933 Act and other applicable state securities laws and will not be transferred of record except in compliance therewith or exemption therefrom;
(i) If the Subscriber is a corporation, partnership trust or estate: the person executing this Subscription Agreement on behalf of the Subscriber has reached the age of 21 and such signatory has been duly authorized and is duly qualified to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such entity, the Subscriber is duly organized, validly existing, and in good standing in its jurisdiction of organization under the laws of a state of the United States and has all the requisite power and authority to invest in the Shares as provided herein and is not controlled, directly or indirectly, by any person or entity not a citizen of the United States; and an investment in the Shares does not result in any violation of, or conflict with any term of the charter, bylaws, partnership agreement, trust deed or other governing instrument of the Subscriber or any other contract to which it is bound or any law or regulation applicable to it;
(j) The address set forth in this Subscription Agreement is the Subscriber's true and correct residence and jurisdiction, and the Subscriber has no present intention of becoming a resident of any other state or jurisdiction; all offers or solicitations of interests about the Company were made to the Subscriber at that address or elsewhere within that state; no offers or solicitations were made to the Subscriber in any state other than that state; and the Subscriber executed this Subscription Agreement within that state;
(k) There are no third party interests in the Consideration and such Consideration has not served as a conduit for any illegal purposes or illegal activity, including, without limitation, any money laundering and/or terrorist activities;
(l) To the knowledge of Subscriber after reasonable investigation, the Consideration is not subject to any security interest of any kind or nature and is free and clear of any and all liens, encumbrances and/or claims which may result, directly or indirectly, contingent or otherwise, in the existence or establishment of a security interest in the Consideration; and
(m) The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect, the Subscriber will, prior to such acceptance, give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefore.

5. Indemnification. The Subscriber acknowledges that he or she understands the meaning and legal consequences of the representations and warranties contained herein, and the Subscriber hereby agrees to indemnify and hold harmless the Company, its officers, directors, employees, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act and all representatives, agents and counsel of the Company (the Company and all of the aforementioned persons and legal entities, collectively, the \"Indemnified Persons\") against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction. The Subscriber shall indemnify and hold harmless the Company or any of its officers, employees, registered representatives, directors, or control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber to the Company concerning, without limitation, Subscriber or Subscriber's status as an Accredited Investor or financial position in connection with the offering or sale of the Shares which is not remedied by timely notice to the Company as provided above, against losses, liabilities and expenses for which any of the Indemnified Persons have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit, or proceeding.

6.      Covenants and Dispute Resolution.

     (a) Non-Assignment Covenant. The Subscriber agrees not to transfer or assign this Subscription Agreement and further agrees, except as provided herein, that the assignment and transferability of the Shares acquired pursuant hereto shall be undertaken only in accordance with registration under the 1933 Act and applicable state laws, or by an exemption from registration which may be available therefrom.

     (b) Arbitration. Any controversy or claim arising out of or relating to this Subscription Agreement, or the breach or interpretation thereof (each a \"Controversy\") shall be settled by finally arbitration in accordance with the Commercial Arbitration Rules, then obtaining, of the American Arbitration Association. Unless parties to such Controversy shall have agreed to alternative terms, the arbitration shall be conducted in Las Vegas, Nevada, before a single arbitrator, who shall be an attorney with at least ten (10) years experience in corporate and securities matters and who shall have no affiliation whatsoever with any of the parties to the Controversy. Liability for the fees and expenses of such arbitrator shall be paid by the non-prevailing party to the arbitration. The parties agree that neither of them shall be liable to the other for any punitive damages as a result of any breach of this Subscription Agreement. Any other contrary provision of this Subscription Agreement notwithstanding the provisions of this paragraph shall be construed according to the laws of the state of New York, irrespective of any conflict of law provision. The determination rendered by the arbitrator shall specify the finding of facts upon which it is based and the reasons therefore, and shall be conclusive and binding upon the parties and a judgment thereon may be entered in any court of competent jurisdiction over the parties.

7. Revocation. The Subscriber agrees that he or she will not cancel, terminate, or revoke this Subscription Agreement or any agreement made hereunder and that this Subscription Agreement shall survive the death or disability of the Subscriber.

8. Acceptance of Subscription. Execution of this Subscription Agreement by the Subscriber constitutes an irrevocable offer by the Subscriber to subscribe for the number of Shares specified on the signature page hereto. If this offer is rejected for any reason, the Subscriber's subscription Documents shall be returned to the Subscriber as promptly as practicable and the Company and the Subscriber shall have no further obligations to each other, other than the obligation of the Company to return the Subscriber's Consideration to such Subscriber.

9. Registration. The Company at its sole cost and expense shall file a registration statement with the U.S. Securities and Exchange Commission covering the Shares (the "Registration Statement") no later than ninety (90) after the Closing. The Company shall prepare and file with the Commission such Registration Statement to be made on a continuous basis pursuant to Rule 415 and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (i) the date when all securities covered by such Registration Statement have been sold or (ii) the date on which the securities may be sold pursuant to Rule 144. The Subscriber agrees to cooperate with the Company in the preparation and filing of the Registration Statement, and in the furnishing of information concerning the Subscriber for inclusion therein, including, without limitation, any efforts by the Company to establish the exemption under the Securities Act of the sale of the Securities to the Subscriber hereunder. If the Registration Statement is not filed within the foregoing time period, an amount equal to the purchase price of the Shares shall be payable to the Subscriber at an interest rate of 8% per annum with respect to the period in which the Company is in default of such filing until the earlier of (a) registration rights are no longer required to be effective and/or (b) Subscriber no longer owns any of the Shares. Subscriber agrees and acknowledges that such Registration Statement shall be filed by the Company on the basis of commercially reasonable efforts and there can be no assurance that such Registration Statement will be declared effective by the Securities and Exchange Commission. Subscriber furthermore acknowledges and agrees that the Registration Statement is not exclusive to the Subscriber and the Company, as well as other shareholders of the Company, may, at the sole discretion of the Company, register other shares of the Company's common stock and/or other securities thereon.

9.      Miscellaneous.
     All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by certified mail return receipt requested or by recognized overnight courier service requiring acknowledgement of receipt of delivery, which in all cases shall be deemed delivered upon confirmation of receipt thereof, and in the case of the Subscriber at the address set forth below and to the Company at its address written above.
(a) This Subscription Agreement and the executed Share representing the purchase of the Share as subscribed herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.
(b) Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa.
(c) If the Subscriber consists of one or more persons or entities, the obligations hereunder shall be joint and several.
(d) This Subscription Agreement may be severable and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.
(e) This Subscription Agreement may be executed in one or more counterparts, each of with together shall constitute one and the same original instrument.
(f) This Agreement, including without limitation the representations, warranties, acknowledgements, undertakings and indemnities given by Subscriber, shall survive the Closing of the sale of the Shares.
(g) The Subscriber agrees to maintain strict confidentiality with respect to this Subscription Agreement and any and all materials provided to Subscriber by the Company, except with respect to consultations which Subscriber may have with his or her financial and legal advisors, as to which Subscriber shall obtain undertakings of confidentiality from such persons with respect to all such materials. The Company may make any and all disclosures regarding the Subscriber and this Subscription Agreement which the Company believes are reasonably necessary, as determined in the Company's sole discretion, to comply with any and all rules, regulations and laws applicable to the Company.
(h) The Subscriber agrees to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Company may request reasonably from time to time in connection with the administration, maintenance, enforcement and effectiveness of this Agreement, including, without limitation, provision of any and all information and due diligence materials relating to anti-money laundering compliance as may be reasonably requested by the Company and/or the bank or other financial institution serving the Company in connection with the Closing contemplated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of this ___ day of ____________, 2004.

Print Full Legal Name of Subscriber:

(check investor type ):

     [  ] Individual     [  ] Tenants in Common     [  ] Partnership
     [  ] Joint Tenants     [  ] Corporation     [  ] Trust
     [  ] Minor with adult custodian under the Uniform Gift to Minors Act

Subscriber's Social Security Number(s) or Taxpayer Identification Number:

Description of Subscriber Consideration: 8% Convertible Subordinated Promissory Note of Relm Wireless Corporation (the \"Debenture\")

Calculation of Purchase Price and Shares to be Issued:

     Face value of Debenture     $__________________     (A)
     Times 1.5               X  1.5     (B)
     Notional amount     $__________________     (A) X (B)
     Divided by $2.00               /$2.00     /(C)
     Wireless Age Communications Inc.
        Shares to be issued     __________________     (A) X (B) divided by (C)

Signature(s) of Subscriber or Subscriber's authorized officer(s), trustee(s) or fiduciary(ies):

_______________________________________
Print Name:
Title:

_______________________________________
Print Name:
Title:


Address for Notices:






Telephone Number:

Fax Number:

e-mail:


Subscription Accepted for Subscriber's Purchase of Shares
Agreed this ___ day of _______________, 2004:

WIRELESS AGE COMMUNICATIONS, INC.

     By:
     Name:
     Title:

Exhibit A

Definition of "Accredited Investor"

"Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

 (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

 (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

 (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

 (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

 (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

 (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

 (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss. 230.506(b)(2)(ii); and

 (8) Any entity in which all of the equity owners are accredited investors.

#     #     #